[HJ & Associates, L.L.C.
50 South Main Street, Suite 1450
Salt Lake City, UT 84144
Tel. # (801) 328-4408
Fax # (801) 328-4461]



                                  June 21, 2000


Office of The Chief Accountant
Securities and Exchange Commission

Mail Stop 11-3
450 Fifth Street, NW
Washington, D.C. 20549


Re: Kelly's Coffee Group, Inc.

Ladies and Gentlemen:

         We were previously the principal accountants for Kelly's Coffee Group, Inc. and, under the date of June 12, 2000, we reported on the consolidated financial statements of Kelly's Coffee Group, Inc. as of and for the year ended February 29, 2000. On June 15, 2000, our we terminated our services. We have read Kelly's Coffee Group, Inc.'s statements included under Item 4 of its Form 8-K dated June 20, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Kelly's Coffee Group, Inc's statement that they have not engaged another accounting firm as independent certified public accountants.

Very truly yours,



/s/ HJ & Associates, L.L.C.
---------------------------
HJ & Associates, LLC


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